UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 22, 2014

NUSTATE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-25753	87-04496677
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 1980, Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(803) 748-1309

Former name or former address, if changed since last report	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 22, 2014, NuState Energy Holdings, Inc. (NSEH) announced, it has signed a definitive agreement with The Ronn Motor Group, with offices in Dalian, China and the United States, to license and market NuState’s IP software, GPSTrax, for use by Ronn Motor Group’s partners in China and other international markets. Completion of the exclusive license and marketing agreements was announced by NuState CEO Kevin Yates, who is focused on expanding international contracts for the company’s IP software, with particular emphasis on the alternative and emerging fuel applications.

License Agreement

RECITALS OF THE LICENSE AGREEMENT

A.	NSEH is the provider and owner, including source code, of GPSTrax a software application providing vehicle telematics solutions to a variety of markets.

B.	NSEH desires to grant RMG, as RMG desires to obtain from NSEH, an exclusive world-wide license to use the GPSTrax software and know-how (the “GPSTrax Technology”) under its own label (RMG name) with respect to RMG’s markets including but not limited to the Transportation and Telematics Industry subject to the terms and conditions of this Agreement.

1.	Grant of Rights to RMG. Subject to the terms and conditions of this Agreement, NSEH grants to RMG:

a)         the right and license to use, reproduce, market, and distribute the GPSTrax Technology under RMG’S  label solely in connection with the defined markets, as referenced within and at 1(e);

b)         the exclusive right to develop, modify, alter, enhance, or create derivative works,  based on the GPSTrax Technology solely in connection with this Agreement; both parties agree that any modification or derivative works based on the GPSTrax technology is mutually owned by both parties; and

c)         any derivative work or modified work related to the GPSTrax Technology will be jointly owned by the Parties;

d)         the right and license to obtain, use, reproduce, and enhance any GPSTrax documents related to the GPSTrax Technology solely in connection with the Project.

e)         the first right to all sales opportunities in the Transportation and Telematics industry for clean energy projects and,

f)          the first of refusal to purchase GPSTrax source Code outright.

Marketing Agreement

On November 22, 2014, NuState (NSEH) entered into a Marketing agreement with The Ronn Motor Group (RMG). NuState desires that RMG sell GPSTrax (or branded under RMG) to the transportation and telematics industries for clean energy projects. NSEH and RMG will collaborate on the development of promotional material to assist RMG with the Direct Marketing of GPSTrax. NSEH, will train RMG employees in the use of all applicable GPSTrax Software, with the number of such employees and the timing of training to be mutually agreed upon by the parties. Once training is complete, RMG will engage in the Direct Sale of GPSTrax. RMG shall be responsible for the entire sales process from account qualification through execution of a licensing agreement. NSEH agrees to assist and support RMG in the sales process in every reasonable way.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Marketing Agreement dated November 22, 2014 between NuState Energy Holdings, Inc. and The Ronn Motor Group, Inc.

10.2	License Agreement dated November 22, 2014 between NuState Energy Holdings, Inc. and The Ronn Motor Group, Inc..
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuState Energy Holdings, Inc.

Dated: November 24, 2014	By: /s/ Kevin Yates
Kevin Yates
Chairman of the Board
(principal executive and principal financial officer)
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